                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  June 9, 2003

                                    814-00201
                            (Commission File Number)

                    MEVC DRAPER FISHER JURVETSON FUND I, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                               3000 SAND HILL ROAD
                              BUILDING 1, SUITE 155
                          MENLO PARK, CALIFORNIA 94025
              (Address of registrant's principal executive office)

                                  650-926-7000
                         (Registrant's telephone number)



ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         The Fund issued the following press release today:


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CONTACT
Paul Caminiti/Kim Levy/Keil Decker
Citigate Sard Verbinnen
(212) 687-8080

                      MVC OUTLINES LONG-TERM PLAN FOR FUND

                       -----------------------------------


     MENLO PARK, California, June 9, 2003 -- MVC Capital (NYSE: MVC) today announced its Board of Directors has unanimously approved the implementation of a new long-term strategy for the Fund, subject to shareholder approval. Under the plan, the Fund would be managed as a more traditional, mezzanine and buyout focused Business Development Company with an increased dividend yield. Additionally, the Fund would conduct a tender offer for 25% of MVC's outstanding shares at a price of 95% of the Fund's Net Asset Value. As part of the plan, the Board is proposing the appointment of Michael Tokarz, a private merchant banker and a former General Partner of Kohlberg Kravis Roberts & Co., as the Chairman of the Board of Directors and Portfolio Manager of the Fund.

     While a shareholder vote is not required under MVC's by-laws to approve this plan, the Board and Mr. Tokarz believe that it is important for shareholders to vote affirmatively on the plan because it involves a substantial change in strategy for the Fund. The vote requires affirmation of the new plan by a majority of those shares voted in order to pass. Abstentions will not be counted. The Board intends to hold a shareholder meeting by August 29, 2003.

     If the plan is approved, the Board will conduct a tender offer as soon as practicable following the vote. Mr. Tokarz has stipulated that if the plan is approved, his only compensation would be a performance fee based on the capital gains of successful future investments. This arrangement would remain in place until the expense ratio for the Fund is brought below 2%. In addition, the Fund's Board of Directors voted today to reduce its board fees by half for the remainder of the fiscal year.

     If the proposal is not approved, the Board will reconsider its options for returning value to shareholders, including a sale of the Fund or a managed liquidation of the portfolio and a distribution of the proceeds.

     Mr. Tokarz is a well-respected investment professional with over 30 years of investment experience and a strong track record of success through a variety of economic cycles and capital market conditions. Prior to founding the Tokarz Group, a private merchant bank, Mr. Tokarz was a General Partner with Kohlberg Kravis Roberts & Co. (KKR), one of the world's most prestigious and experienced private equity firms. During his 17-year tenure at KKR, he worked on numerous innovative transactions.

     MVC intends to file a proxy statement, which will include additional details regarding the Board's proposal, in July.

     MVC Capital is a Business Development Company traded on the New York Stock Exchange. For additional information about MVC, please contact Kim Levy or Keil Decker at 212-687-8080.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    MEVC DRAPER FISHER JURVETSON FUND I, INC.


BY: /S/ ROBERT S. EVERETT
    ------------------------------
    ROBERT S. EVERETT
    CHIEF EXECUTIVE OFFICER





Dated:  June 9, 2003